SHARE PLEDGE AGREEMENT

This Share Pledge Agreement (hereinafter “this Agreement”) is entered into in Baoding on the day of June 24 , 2009 by the following parties:

Party A:Baoding Shengde Paper Co. Ltd(hereafter referred to as“Pledgee”)

Address:Nanwaihuan Road, Xushui County, Hebei Province, China

Party B:(hereafter referred to as “Pledgor”)

Liu Zhenyong

ID:13062519630822311X

Address:Liuzhuang, Cuizhuang Town, Xushui County, Hebei Province

Zhao Shuangxi

ID:13242319640606005X

Address:Hujiaying, Liucun Town, Xushui County, Hebei Province

Liu Xiaodong

ID:132423197408117114

Address:#113, No 268, Chaoyang South Avenue, Xinshi District, Baoding City, Hebei Province

Party C:Hebei Baoding Orient Paper Milling Co., Ltd

Address:Wuji Village, Xushui County,Hebei Province, China

Whereas:

1.	The Party A, the Pledgee, is a wholly-owned foreign enterprise registered in Baoding the People’s Republic of China (hereinafter “PRC”)

2.	Party C is a enterprise registered in accordance with the laws and regulations of PRC.

3.	The Pledgors, are the citizens of PRC. The Pledgors own respectively 93.26% , 0.13% and

6.61% of the equity interest in Party C

4.

Party A, B and C executed a “Exclusive Technology and Business Consulting Service Agreement” (hereinafter “Exclusive Technology and Business Consulting Service Agreement” or “Service Agreement”), Call Option Agreement, Loan Agreement and Proxy Agreement on June 24, 2009.

5.

In order to ensure that Pledgors will perform their obligations under the Service Agreement and the Pledgee can normally collect the Technology Consulting Service Fee from Party C, the Pledgors agree to pledge all their equity interest in Party C as a security for the performance of the obligation under Call Option Agreement, Proxy Agreement and payment of the Technology Consulting Service Fee under the Exclusive Technology and Business Consulting Service Agreement”As a result of the foregoing, Party A and Party B reach this Share Pledge Agreement.

NOW THEREFORE, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.	Definition

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“Pledge”: refers to the full content of Article 2 hereunder.

1.2	“Equity Interest”: refers to all the equity interest in Party C legally held by the Pledgors.

1.3	“Principal Agreement”: refers to the Exclusive Technology and Business Consulting Service Agreement” Call Option Agreement, Loan Agreement and the Proxy Agreement.

1.4	“Event of Default”: refers to any event in accordance with Article 7 hereunder.

1.5	“Notice of Default”: refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

2.1	The Pledgors agree to pledge their equity interest in Party C to the Pledgee as a security for their obligations under the Principal Agreement.

2.2

The scope of Pledge under this Agreement refers to all costs(including legal costs) , payement Party C and/or the Pledgors shall pay the Pledgee, losses, interests, penalty, compensation, and expenses to realize the debt, and obligations of Party C and/or the Pledgor to the Pledgee under the circumstances that the agreement is wholy or in part invalid due to any reasons.

2.3

Pledge under this Agreement refers to the rights owned by the Pledgee, who shall be entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interest pledged by the Pledgors to the Pledgee.

2.4

Without other written consent of the Pledgee, Pledge shall take effect until the obligations under the Principal Agreements will have been fulfilled. If Party C or the Pledgor cannot fulfill all or part of the obligations under the Principal Agreements at the time the term of those agreements expires, the Pledgee shall be still entitled to the pledge under this Agreement, until all the above said obligations has been fulfilled.

3.	Effectiveness and Term

3.1	The agreement is effective as of the date first set forth above.

3.2

During the term of the Pledge, the Pledgee shall be entitled to dispose of the pledged assets in accordance with this Agreement in the event that Pledgors do not perform their obligation under the Loan Agreement and Pledgor fails to pay exclusive technology consulting service fee in accordance with the Exclusive Technology and Business Consulting Service Agreement.

4.	Physical Possession of the Documents

4.1

During the term of Pledge under this Agreement, the Pledgors shall deliver the physical possession of the Name List of Shareholder of Party C to the Pledgee within sixty days as of the date of conclusion of this Agreement.

4.2	If any information on the certificate of pledge has changed, the Pledgor and the Pledgee shall revise the information on the certificate within 5 days as of the date of this Agreement.

4.3	The Pledgee shall be entitled to collect the dividends for the equity interest.

5.	Representation and Warranty of Pledgors

The Pledgor represents and warrants as the following, and confirms that the Pledgee signs and performs this Agreement depending on the following representations and warranties:

5.1	The Pledgors are the legal owners of the equity interest pledged.

5.2	The Pledgors do not pledge the equity interest or the equity interest is not encumbered to any other person except for the Pledgee.

6.	Promises of Pledgors

6.1	During the effective term of this Agreement, the Pledgors promise to the Pledgee for its benefit that the Pledgors shall:

6.1.1

Not transfer or assign the equity interest, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;

6.1.2

Comply with and implement laws and regulations with respect to the pledge of rights; present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions; and comply with such notices, orders or suggestions; or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee;

6.1.3

Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s equity interest or any part of its right, and any events or any received notices which may change the Pledgor’s any warranty and obligation under this Agreement or affect the Pledgor’s performance of its obligations under this Agreement.

6.2

The Pledgors agree that the Pledgee’s right to the Pledge obtained from this Agreement shall not be suspended or inhibited by any legal procedure launched by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any such other person.

6.3

The Pledgors promise to the Pledgee that in order to protect or perfect the security for the payment of the Loan and the Service Fee, the Pledgors shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by the Pledgee; and make access to exercise the rights and authorization vested in the Pledgee under this Agreement.

6.4

The Pledgors promise to the Pledgee that they will comply with and perform all the guarantees, covenants, warranties, representations and conditions for the benefits of the Pledgee. The Pledgors shall compensate all the losses suffered by the Pledgee for the reasons that the Pledgors do not perform or fully perform their guarantees, covenants, warranties, representations and conditions.

7.	Event Of Default

7.1	The following events shall be regarded as the events of default:

7.1.1	Party C, its successors and assignees fail to make full payment as scheduled under Principal Agreement;

7.1.2	The Pledgor makes any material misleading or mistaken representations or warranties under Article 5 and 6 herein, and/or the Pledgor breaches any warranties under Article 5 and 6 herein;

7.1.3	The Pledgor breaches the term or condition herein;

7.1.4	Except that in 6.1.1, the Pledgor waives the pledged equity interest or transfers or assigns the pledged equity interest without prior written consent from the Pledgee;

7.2

The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or find that any event under Article 7.1 herein or any event that may result in the foregoing events has happened or is going on.

7.3

Unless the event of default under Article 7.1 herein has been solved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the loan and the outstanding service fees under the Service Agreement and other payables or exercise the Pledge right in accordance with Article 8 herein.

8.	Exercise of the Pledge

8.1	The Pledgor shall not transfer or assign the equity interest without prior written approval from the Pledgee prior to the full repayment of Principal Agreements (whichever date last occurs).

8.2	The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right of pledge according to 7.3 of this Agreement.

8.3	Subject to Article 8.2, the Pledgee may exercise the right of pledge at any time when the Pledgee gives a notice of default in accordance with Article 7.3 or thereafter.

8.4

The Pledgee is entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interest pledged herein in accordance with legal procedure until the unpaid Service Fees under the Service Agreement, the outstanding debt and all other payables of Pledgors under Loan Agreement are repaid.

8.5	The Pledgor shall not hinder the Pledgee from exercising the right of pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9.	Assignment

9.1	The Pledgor shall not donate or transfer its rights and obligations herein without prior consent from the Pledgee.

9.2

The Pledgee may transfer or assign his all or any rights and obligations under the Service Agreement to any individual specified by it (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under the Service Agreement, and such transfer shall only be subject to a written notice serviced to Pledgors, and at the request of the Pledgee, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

9.3	After the Pledgee’s change resulting from the transfer or assignment, the new parties to the pledge shall execute a new pledge contract.

10.	Miscellaneous

10.1	This Agreement shall be executed in five (5) original copies in Chinese and is hold respectively by each Party, and each original copy has the same legal effect.

10.2	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of PRC

10.3

The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

10.4	Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

10.5

No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

10.6	The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.

10.7

This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

10.8

The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

10.9

Without prior written approval of one party, the other party can not transfer, pledge or assign any right, benefit or obligation under this agreement. Party A can transfer, pledge or assign any right benefit or obligation under this agreement upon notice of the other parties.

10.10	This agreement is binding to all the parties herein and their respective lawful successors and assignees.

The parties hereby sign as the following:

Baoding Shengde Paper Co., Ltd

(seal)

Signature: /s/ Liu Zhenyong

Name:Liu Zhenyong

Legal Representative/Authorized Representative

Liu Zhenyong

Signature: /s/ Liu Zhenyong

Zhao Shuangxi

Signature: /s/ Zhao Shuangxi

Liu Xiaodong

Signature: /s/ Liu Xiaodong

Hebei Baoding Orient Paper Milling Co., Ltd

(seal)

Signature: /s/ Liu Zhenyong

Name:Liu Zhenyong

Legal Representative/Authorized Representative

Appendix

Name List of Shareholder of Party C

Hebei Baoding Orient Paper Milling Co., Ltd

Name List of Shareholder

[As of June 24 , 2009]

Shareholder	Capital Contribution (RMB)	Percentage	Certificate No	Note
Liu Zhenyong	69970000	93.26%
Zhao Shuangxi	100000	0.13%
Liu Xiaodong	4960000	6.61%

Seal:

Legal Representative:Liu Zhenyong

Date:June 24, 2009